EXHIBIT 4.3
SUBSCRIPTION DETAILS

TO:	Apollo Gold Corporation (the “Corporation” or “Apollo”)
5655 S. Yosemite Street, Suite 200
Greenwood Village, Colorado, U.S.A., 80111- 3220
The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Corporation 350,000 common shares of the Corporation (the “Shares”) and 1,250,000 common share purchase warrants of the Corporation (the “Warrants”). Each Warrant entitles the holder thereof to purchase one additional common share of the Corporation (a “Warrant Share”) at $0.40 per Warrant Share until June 30, 2007. The Subscriber agrees to be bound by the terms and conditions set forth in the attached Schedule “A”-“Terms and Conditions of Subscription for Shares” and the attached Schedule “B” – Representation Letter, including, without limitation, the representations, warranties and covenants set forth in the applicable schedules attached hereto.

BMO NESBITT BURNS INC.

(Name of Subscriber – please print)

By:	/s/ Jason Neal

Authorized Signature

Per:	Director, Mining Investment & Corporate Banking

(Official Capacity or Title — please print)
Please print name of individual whose signature appears above if different than the name of the subscriber printed above.
               Jason Neal

1 First Canadian Place, 4th Floor
P.O. Box 150, Toronto, Ontario, M5X 1H3

(Subscriber’s Address)

416-359-5359	jason.neal@bmonb.com

(Telephone Number)	(E-mail Address)

(Social Insurance Number)
Register the Shares and Warrants as set forth below:
               Nesbitt Burns

Name

Account reference, if applicable
1 First Canadian Place, 35th Floor

Toronto, Ontario M5X 1H3

Address

Number of Shares: 350,000
Number of Warrants: 1,250,000

Aggregate Consideration: Cdn$140,000

Number of Common Shares currently held by the Subscriber (excluding the Shares and Warrants subscribed for hereunder)
               Nil

Deliver the Shares and Warrants as set forth below:
BMO Nesbitt Burns Inc.

Name

Account reference, if applicable
1 First Canadian Place, 35th Floor

Toronto, Ontario M5X 1H3

Address
416-359-4297

Telephone Number
Doug Howard

Attention

Confirmation and Acceptance.
Apollo hereby accepts the subscription as set forth above on the terms and conditions contained in this Agreement.
DATED as of the 30th day of June, 2005.
APOLLO GOLD CORPORATION

Per:	/s/ C. Michael Hobart
Authorized Signing Officer

2

SCHEDULE “A”
TERMS AND CONDITIONS OF SUBSCRIPTION FOR THE SHARES
1.0	INTERPRETATION
1.1	In this Agreement, unless the context otherwise requires:
(a)	“Agreement” means this subscription agreement to be entered into between Apollo and the Subscriber, and includes all schedules and appendices attached hereto, in each case as they may be amended or supplemented from time to time;

(b)	“AMEX” means the American Stock Exchange;

(c)	“Apollo” means Apollo Gold Corporation;

(d)	“Applicable Securities Laws” means, in respect of each and every offer and sale of the Shares, the securities legislation and exchange rules having application thereto and the rules, policies, notices and orders issued by applicable securities regulatory authorities having application thereto;

(e)	“Business Day” means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario or Denver, Colorado;

(f)	“Closing” means the closing of the purchase of the Shares by the Subscriber;

(g)	“Closing Date” means June 30, 2005, and/or such other date or dates as Apollo and the Subscriber may mutually agree upon in writing;

(h)	“Closing Time” means 2:00 p.m. (Toronto time) on the applicable Closing Date or such other time as Apollo and the Subscriber may mutually agree upon in writing;

(i)	“Common Share” means a common share in the share capital of Apollo;

(j)	“Dollar” or “$” means the lawful currency of Canada, unless otherwise specifically indicated;

(k)	“Engagement Fee” means the engagement fee payable by Apollo to the Subscriber under the Engagement Letter;

(l)	“Engagement Letter” means the engagement letter dates as of May 25, 2005 between Apollo and the Subscriber with respect to certain advisory services the Subscriber will be performing for Apollo in connection with proposed asset sale by Apollo to Jipangu Inc.;

(m)	“Exemptions” means the exemptions from prospectus and registration requirements under Applicable Securities Laws;

(n)	“MI 45-102” means the Multilateral Instrument 45-102 “Resale of Securities” of the Canadian Securities Administrators;

(o)	“Non-US Offering Jurisdictions” means the Offering Jurisdictions other than the United States;

(p)	“Offered Securities” means, collectively, the Shares and the Warrants;

(q)	“Offering” means the Private Placement;

(r)	“Offering Jurisdictions” means all jurisdictions in which the Offered Securities are offered;

(s)	“Private Placement” means the offering by Apollo for sale of the Offered Securities in the Non-US Offering Jurisdictions on a private placement basis relying on one or more Exemptions;

(t)	“Shares” means the 350,000 Common Shares subscribed for hereunder;

(u)	“Subscription Price” means the aggregate subscription price paid by the Subscriber for the Offered Securities;

(v)	“Subsidiaries” means, collectively, the subsidiaries of the Corporation;

(w)	“TSX” means the Toronto Stock Exchange;

(x)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(y)	“Warrants” means the 1,250,000 common share purchase warrants of Apollo subscribed for hereunder; and

(z)	“Warrant Shares” means the 1,250,000 Common Shares issuable upon the exercise of the Warrants.
1.2	Time is of the essence of this Agreement.

1.3	This Agreement is to be read with all changes in gender or number as required by the context.

1.4	The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5	All monetary amounts specified in this Agreement are in the lawful currency of the United States of America, unless otherwise specified.

1.6	This Agreement is governed by, subject to and interpreted in accordance with the laws prevailing in the Province of Ontario and the federal laws of Canada applicable therein, and the courts of the Province of Ontario will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.
2.0	SUBSCRIPTION FOR THE OFFERED SECURITIES
2.1	The Subscriber hereby confirms its irrevocable subscription for and offer to purchase from Apollo that number of Offered Securities as set out on page (i) of this Agreement, on and subject to the terms and conditions set out in this Agreement.

2.2	Payment of Engagement Fee
(a)	The parties here acknowledge and agree that the Subscription Price shall be set off against the Engagement Fee so that the issuance of the Offered Securities to the Subscriber shall constitute payment of the Engagement Fee.

(b)	The parties here acknowledge and agree the value for the Engagement Fee is Cdn$140,000.

(c)	The Offered Securities shall constitute the full satisfaction and settlement of the Engagement Fee.

(d)	Effective upon the Closing Time, the Subscriber forever remises, releases and discharges Apollo, any of Apollo’s affiliates, and their respective directors, officers, employees, shareholders, agents and other representatives, of and from all manner of actions, causes of action, suits, debts, duties, accounts, covenants, contracts, claims and demands whatsoever arising out of or under or by virtue of the Engagement Fee.
3.0	DESCRIPTION OF THE OFFERED SECURITIES, ETC.
3.1	The Offered Securities will be issued and registered in the name of the Subscriber or its nominee as per the instructions on page (i) of this Agreement.

3.2	Each Warrant will entitle the holder thereof to purchase a Warrant Share, at any time up until 5:00pm (Toronto time) (the “Expiry Time”) on June 30, 2007 (the “Expiry Date”).

3.3	All Warrants outstanding on the Expiry Date after the Expiry Time will terminate and expire and shall cease to have any force or effect.

3.4	Apollo will use its commercially reasonable best efforts to obtain the conditional listing of the Shares and the Warrant Shares on the TSX and to apply for additional listing on the AMEX.
4.0	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION
4.1	The Corporation represents, warrants, covenants and acknowledges, as applicable, to and with the Subscriber, as at the date hereof and as at the Closing Time:
(a)	the Corporation and each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority necessary to, and is qualified to, carry on its business as now conducted, and to own or lease its properties and assets in all jurisdictions in which it currently carries on business and/or owns or leases its properties and assets; and the Corporation has all required corporate power and authority to create, issue and sell the Offered Securities, to enter into this Agreement and to carry out the provisions of such agreement;

(b)	the authorized capital of the Corporation consists of an unlimited number of Common Shares of which, as of June 1, 2005, 96,206,451 Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation;

(c)	all information which has been prepared by the Corporation relating to the Corporation and the Subsidiaries and their business, property and liabilities and either publicly disclosed or provided to the Subscriber, including all financial, marketing and operational information provided to the Subscriber is, as of the date of such information and when such information is considered as a whole, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information materially misleading;

(d)	the execution and delivery of this Agreement and the performance of the transactions contemplated hereunder does not and will not:
(i)	require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities regulatory authority or other third party, except: (i) such as have been obtained; or (ii) such as may be required under the applicable by-laws, policies, regulations and prescribed forms of the TSX and the AMEX;

(ii)	result in a breach of or default under, nor create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, nor conflict with:
(A)	any of the terms, conditions or provisions of the constating documents or resolutions of the shareholders, directors or any committee of directors of the

Corporation or any Subsidiary or any material indenture, agreement or instrument to which the Corporation or any Subsidiary is a party or by which it or they are contractually bound; or

(B)	any statute, rule, regulation or law applicable to the Corporation or the Subsidiaries including, without limitation, the Applicable Securities Laws of the Offering Jurisdictions, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation or the Subsidiaries; or

(C)	any material mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary or a material portion of the assets of the Corporation or any Subsidiary are bound, or any judgment, decree, order, statute, rule or regulation applicable to any of them;
(e)	at Closing, the Corporation will have filed all documents, taken all proceedings and obtained all regulatory consents necessary as a precondition to the sale of the Offered Securities;

(f)	this Agreement shall be, by the Closing Time, duly authorized, executed and delivered by the Corporation and the obligations of the Corporation hereunder shall be legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, (ii) general equitable principles or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution);

(g)	the Common Shares are quoted for trading on AMEX and the TSX;

(h)	no order ceasing, halting or suspending trading in securities of the Corporation nor prohibiting the sale of such securities has been issued to and is outstanding against the Corporation or its directors, officers or promoters, and, to the best of the Corporation knowledge, no investigations or proceedings for such purposes are pending or threatened;

(i)	neither the Corporation nor any subsidiary thereof will have taken any action which would be reasonably expected to result in the delisting or suspension of quotation of the Common Shares on or from the AMEX or the Exchange and the Corporation will have complied, in all material respects, with the rules and regulations of eligibility on AMEX and the Exchange;

(j)	the Corporation is a “reporting issuer” under section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is not in default of any of the requirements of the 1934 Act; and

(k)	none of the information provided by the Corporation to the Subscriber in connection with the subscription for the Offered Securities is material information that has not been publicly disclosed.
4.2	The Corporation hereby covenants to and with the Subscriber that:
(a)	the Corporation will use all reasonable efforts to maintain its status as a reporting issuer not in default in each of the Offering Jurisdictions in which it is a reporting issuer or equivalent for a period of three-years from the Closing Date;

(b)	the Corporation will use all reasonable efforts to maintain the listing of the Common Shares on the Exchange and AMEX to the date which is three-years following the Closing Date; and

(c)	the Corporation shall, as soon as practicable, use all reasonable efforts to receive all necessary consents to the transactions contemplated herein.

5.0	REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER
5.1	The Subscriber represents, warrants, covenants and acknowledges, as applicable, to and with Apollo, on the Subscriber’s own behalf and on behalf of any disclosed principal for whom the Subscriber is acting as agent (and acknowledges that Apollo and its counsel, are relying thereon), as at the date hereof and as at the Closing Time:
(a)	the Offered Securities are being offered for sale in an Offering Jurisdiction only on a “private placement” basis and that the sale and delivery of the Offered Securities is conditional upon such sale being exempt from the requirements as to the filing of a prospectus under the Applicable Securities Laws in such Offering Jurisdiction or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum, that no prospectus has been filed by Apollo with any of the applicable securities regulatory authorities in connection with the issuance of the Offered Securities in such Offering Jurisdiction, and that:
(i)	as a result, certain protections, rights and remedies provided by the Applicable Securities Laws in such Offering Jurisdiction including statutory rights of rescission or damages, will not be available to the Subscriber;

(ii)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Offered Securities;

(iii)	there is no government or other insurance covering the Shares, the Warrants or the Warrant Shares;

(iv)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under the Applicable Securities Laws in such Offering Jurisdiction; and

(v)	Apollo is relieved from certain obligations that would otherwise apply under the Applicable Securities Laws in such Offering Jurisdiction;
(b)	the Subscriber certifies that it is or, if the Subscriber is acting as agent for a disclosed principal, such principal is, resident in the jurisdiction set out on the first page of this Agreement under the heading “Subscriber Information” and “Beneficial Subscriber Information”, as the case may be, which address is the residence or place of business of the Subscriber or such disclosed principal, and that such address was not obtained or used solely for the purpose of subscribing for the Offered Securities;

(c)	the Subscriber is purchasing the Offered Securities:
(i)	as principal for its own account and not for the benefit of any other person or is deemed under the Applicable Securities Laws to be purchasing the Offered Securities as principal, and in either case is purchasing the Offered Securities for investment only and not with a view to the resale or distribution of all or any of the Offered Securities; or

(ii)	as agent for a disclosed principal and is not deemed under the Applicable Securities Laws to be purchasing the Offered Securities as principal, and it is duly authorized to enter into this Agreement and to execute and deliver all documentation in connection with the purchase on behalf of such disclosed principal, who is purchasing as principal for its own account and not for the benefit of any other person and for investment only and not with a view to the resale or distribution of all or any of the Offered Securities;
(d)	if the Subscriber or its disclosed principal is a resident of Ontario, such Subscriber or disclosed principal, as the case may be, falls within one or more of the sub-paragraphs of the definition of

“accredited investor” set out in Schedule “B” hereto (the Subscriber having checked and initialled the applicable subparagraph(s));
(e)	the Subscriber will file all forms and reports, together with the prescribed fees, that may be required by Applicable Securities Laws or by any legislation or order in force in its jurisdiction of residence or to which it may be subject, within the time limits prescribed therein, in respect of this subscription, the purchase or any subsequent disposition of the Offered Securities or the Warrant Shares;

(f)	no person has made to the Subscriber any written or oral representations:
(i)	that any person will resell or repurchase any of the Offered Securities or the Warrant Shares;

(ii)	that any person will refund the purchase price of any of the Offered Securities or the Warrant Shares; or

(iii)	as to the future price or value of any of the Offered Securities or the Warrant Shares;
(g)	the Subscriber, and any beneficial purchaser for whom it is acting, is at arm’s length (within the meaning of the Applicable Securities Laws) with Apollo, except as disclosed in writing by the Subscriber to Apollo;

(h)	the Subscriber is not (other than if the Subscriber is an officer or director of Apollo or any of its affiliates) and will not become a “control person” of Apollo by virtue of the purchase of the Offered Securities and does not intend to act in concert with any other person to form a control group of Apollo;

(i)	this Subscription has not been solicited in any manner contrary to the Applicable Securities Laws;

(j)	to the best of its knowledge, the Subscriber (other than if the Subscriber is a director or officer of Apollo or any of its affiliates) has no knowledge of a “material fact”, “material change”, or “material non-public information” (as those terms are defined in or under the Applicable Securities Laws) in respect of the affairs of Apollo that has not been generally disclosed to the public;

(k)	Apollo will have the right to accept this subscription in whole or in part and the acceptance of this subscription offer will be conditional upon the sale of the Offered Securities to the Subscriber in a Non-US Offering Jurisdiction being exempt from the prospectus and registration requirements of the Applicable Securities Laws in such Non-US Offering Jurisdiction;

(l)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual, is of full age of majority, and if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

(m)	the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound;

(n)	this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber;

(o)	in the case of a subscription by it for the Offered Securities acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal;
(p)	if required by the Applicable Securities Laws, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist Apollo in filing such reports, undertakings and other documents as may be required;

(q)	the Subscriber has not purchased the Offered Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(r)	the Subscriber and each beneficial purchaser for whom it is acting acknowledges that investment in the Offered Securities is speculative in nature and that there are risks associated with the purchase of the Offered Securities and the Subscriber and each beneficial purchaser for whom it is acting has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Offered Securities, fully understands the speculative nature of the Shares and is able to bear the economic risk of loss of its entire investment;

(s)	Apollo may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and each beneficial purchaser for whom the Subscriber may be acting;

(t)	the Subscriber has not received, nor has it requested, nor does it have any need to receive, any offering memorandum or any other document from Apollo describing the business and affairs of Apollo with respect to the offering and purchase of the Shares;

(u)	this subscription is not enforceable by the Subscriber unless it has been accepted by Apollo and the Subscriber waives any requirement on Apollo’s behalf to immediately communicate its acceptance of this subscription to the Subscriber;

(v)	in connection with the Subscriber’s subscription, the Subscriber has not relied upon Apollo for investment, legal or tax advice, and has in all cases sought or elected not to seek the advice of the Subscriber’s own personal investment advisers, legal counsel and tax advisers and the Subscriber is able, without impairing its financial condition, to hold the Offered Securities and the Warrant Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with its investment;

(w)	it has relied solely upon publicly available information relating to Apollo and not upon any verbal or written representation as to fact or otherwise made by or on behalf of Apollo;

(x)	all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel or other advisors retained by the Subscriber) relating to the purchase of the Offered Securities shall be borne by the Subscriber;

(y)	none of the consideration the Subscriber is providing to Apollo to Subscribe the Offered Securities is, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities;

(z)	it is aware that the Offered Securities and the Warrant Shares have not been and may not be registered under the U.S. Securities Act and that the Offered Securities or the Warrant Shares may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration;

(aa)	it is not a “U.S. Person” (as that term is defined by Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or company organized or incorporated under the laws of the United States) and is not acquiring the Offered Securities for the account or benefit of a U.S. Person or a person in the United States;

(bb)	the Offered Securities have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Offered Securities and executing and delivering this Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Agreement was executed and delivered;

(cc)	it undertakes and agrees that it will not offer or sell the Offered Securities or the Warrant Shares in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Offered Securities or the Warrant Shares except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules;

(dd)	it will not engage in hedging transactions with regard to the Offered Securities or the Warrant Shares unless conducted in compliance with the U.S. Securities Act;

(ee)	it acknowledges that the Corporation will refuse to register any transfer of any of the Offered Securities or the Warrant Shares not made in accordance with the provisions of Regulation S under the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

(ff)	it acknowledges that there are hold periods and resale restrictions on the Offered Securities and the Warrant Shares as set out in Section 8.0 hereof.
5.2	The Subscriber acknowledges and agrees that the foregoing representations and warranties are made by the Subscriber with the intent that they may be relied upon by Apollo in determining its eligibility as a purchaser of the Offered Securities under Applicable Securities Laws and the Subscriber hereby agrees to indemnify and hold harmless Apollo, its Affiliates and their representatives, directors, officers, employees and underwriters from and against all losses, liability, claims, costs, expenses and damages arising from, relating to, or connected with Apollo’s reliance thereon in the event that such representations and warranties are untrue in any material respect, such agreement regarding indemnification to survive the Closing and to continue in full force and effect for the benefit of the Subscriber notwithstanding any subsequent disposition by the Subscriber of the Offered Securities. The Subscriber further agrees that by accepting the Offered Securities, the Subscriber shall be representing and warranting that the foregoing representations and warranties contained herein or in any document furnished by the Subscriber to Apollo are true as at the Closing with the same force and effect as if they had been made by the Subscriber as at the Closing and shall survive the Closing and continue in full force and effect for the benefit of Apollo notwithstanding any subsequent disposition by the Subscriber of the Offered Securities. The Subscriber undertakes to immediately notify Apollo at the address specified on page (i) of this Agreement of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.
6.0	IRREVOCABILITY OF SUBSCRIPTION
6.1	Subjection to Section 7.2, this subscription is irrevocable.
7.0	CLOSING
7.1	Subject to the receipt of all completed items in accordance with Section 7.4, the Closing will take place at the place as agreed upon by the parties on the Closing Date.

7.2	If, prior to the Closing Time, the terms and conditions contained in this Agreement have been complied with to the satisfaction of the parties, or waived by them, the Subscriber shall deliver to Apollo the completed Agreement and payment of the Subscription Price for all of the Offered Securities subscribed for pursuant to the this Agreement against delivery by Apollo of a certificate representing the Offered Securities and such other documentation as may be required pursuant to this Agreement. If, prior to the Closing, the terms and conditions contained in this Agreement (other than delivery by Apollo to the Subscriber of a certificate representing the Offered Securities) have not been complied with to the satisfaction of the parties, or waived by them, Apollo and the Subscriber will have no further obligations under this Agreement.

7.3	The Closing of the Offering is conditional upon the following:
(a)	the issue and sale of the Offered Securities in the Offering Jurisdictions being exempt from the requirement to file a prospectus, registration statement or similar document under the Applicable Securities Laws relating to the sale of the Offered Securities, or Apollo having received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus, registration statement or similar document; and

(b)	Apollo has received all regulatory and third party approval of the Private Placement, including the conditional approval of the TSX.
7.4	The Subscriber acknowledges and agrees that the obligations of Apollo hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Agreement as of the date of this Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:
(a)	the Subscriber having properly completed, signed and delivered this Agreement;

(b)	the Subscriber having properly completed, signed and delivered the certificate in the form set out in Schedule “B”; and

(c)	the Subscriber having properly completed, signed and delivered any further documentation as required under Applicable Securities Laws or by any applicable stock exchange or other regulatory authority and the Subscriber covenants and agrees to do so upon request by Apollo.
7.5	Apollo acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on the accuracy of the representations and warranties of Apollo contained in this Agreement as of the date of such agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions:
(a)	the covenants of Apollo have been performed, satisfied and complied with, where applicable, as at the Closing Time;

(b)	Apollo has delivered to the Subscriber or its counsel the following items:
(i)	an original copy of the certificate representing the Offered Securities purchased by the Subscriber registered in the name of the Subscriber or its nominee;

(ii)	a copy of this Agreement duly executed by Apollo; and

(iii)	such other documents relating to the transactions contemplated by this Agreement as the Subscriber or its counsel may reasonably request.
8.0	HOLD PERIOD AND RESALE RESTRICTIONS
8.1	The Subscriber understands and hereby acknowledges that:

(a)	the Offered Securities and the Warrant Shares issuable pursuant to the Private Placement will be subject to certain resale restrictions imposed under Applicable Securities Laws and the rules of regulatory bodies having jurisdiction including, without limiting the generality of the foregoing, the requirement that the Offered Securities and the Warrant Shares issuable pursuant to the Private Placement not be traded for a period of four months from the Closing Date as required under the Applicable Securities Laws in Canada, the prohibition reflected in the legend set forth in Section 8.1(e) below on trading through the TSX while the certificate bears a legend pursuant to Sections 8.1(b) or 8.1(c), and the applicable restriction period under the U.S. Securities Act, except as permitted by Applicable Securities Laws, and that the Offered Securities and the Warrant Shares and all securities issued in exchange thereof are “restricted securities” as defined under Rule 144 and may be resold only if:
(i)	the sale is to Apollo;

(ii)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S (or such successor rule or regulation then in effect), if available, and in compliance with applicable state securities laws;

(iii)	the sale is made pursuant to an exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws;

(iv)	the sale is a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and it has prior to such sale furnished to Apollo an opinion of counsel to that effect reasonably satisfactory to Apollo; or

(v)	the sale is pursuant to an effective registration statement under the U.S. Securities Act.
(b)	the certificates representing the Offered Securities, and the certificates representing the Warrant Shares if issued prior to the expiration of the application hold period under MI 45-102, shall bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert the date that is 4 months and a day after the distribution date].

(c)	for the period under the U.S. Securities Act when the Offered Securities and the Warrant Shares are restricted securities as defined in Rule 144 under the U.S. Securities Act, each certificate representing such security shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’’), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO SUBPARAGRAPH (B) OR (C) ABOVE, FURNISH TO THE ISSUER OR ISSUER’S COUNSEL SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THE ISSUER TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION

FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “UNITED STATES’’ AND “U.S. PERSON’’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.
(d)	certificates representing the Offered Securities and the Warrant Shares will bear a legend containing restrictions in conformity with the U.S. Securities Act with respect to the resale of the securities of the type set forth in clause 8.1(c) above, until the earlier of: (1) the Offered Securities or the Warrant Shares are sold pursuant to an effective Registration Statement and the seller shall have provided written confirmation to Apollo that the seller has complied with the prospectus delivery requirements under the U.S. Securities Act; or (2) the holder of the applicable security has furnished to Apollo an opinion of U.S. securities counsel reasonably acceptable to Apollo that the securities represented by such certificates are no longer “restricted securities” as defined in Rule 144 under the U.S. Securities Act; and

(e)	In addition to the foregoing legends, the certificates representing the Shares and the Warrant Shares, if issued prior to such time as the restrictive legend set forth in clause 8.1(b) and 8.1(c) is no longer required under applicable requirements of MI 45-102 and the U.S. Securities Act and all restrictions are removed with respect to such securities pursuant to applicable state securities laws, shall bear, in addition to any legend(s) required by MI 45-102 and the U.S. Securities Act, the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

(f)	For so long as the Warrants are restricted securities as defined in Rule 144 under the U.S. Securities Act, each certificate representing the Warrants if not sold in the United States in the original offering pursuant to Regulation D will also bear the following legend:

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’’). THE SECURITIES TO BE ISSUED UPON EXERCISE OF SUCH WARRANTS WILL NOT BE INITIALLY REGISTERED AND MAY OR MAY NOT LATER BECOME REGISTERED FOR RESALE UNDER THE SECURITIES ACT. NEITHER ANY WARRANT REPRESENTED BY THIS WARRANT CERTIFICATE NOR ANY SECURITIES ISSUED UPON EXERCISE OF SUCH WARRANT MAY BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED PURSUANT TO THE SECURITIES ACT, UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
8.2	The Subscriber also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and Apollo is not in any manner responsible) for complying with such restrictions, including, without limitation of the foregoing, as long as the Shares are restricted securities under the U.S. Securities Act, such securities may only be resold (a) to Apollo, (b) pursuant to Regulation S, (c) pursuant to another exemption from registration under the U.S. Securities Act or (d) pursuant to a registration statement declared effective under the U.S. Securities Act; and

8.3	The Subscriber will not sell, assign or transfer any of the Offered Securities or the Warrant Shares except in accordance with the provisions of Applicable Securities Laws and stock exchange rules, if applicable, in the future.

9.0	MISCELLANEOUS
9.1	Subject to Section 6.0, the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription for and offer to purchase the Offered Securities is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

9.2	The Subscriber consents to the filing of such documents and any other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the Offering.

9.3	This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

9.4	Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the Offered Securities and the Warrant Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by Apollo, or by anyone else.

9.5	The parties may amend this Agreement only in writing.

9.6	This Agreement enures to the benefit of and is binding upon the parties and, as the case may be, their respective heirs, executors, administrators and, successors.

9.7	A party will give all notices or other written communications to the other party concerning this Agreement by hand or by registered mail addressed to such other party’s respective address which is noted on the cover page of this Agreement.

9.8	The parties hereto each covenant and agree to execute and deliver such further agreements, documents and writings and provide such further assurances as may be required by the parties to give effect to this Agreement and without limiting the generality of the foregoing to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters as may be required from time to time by all regulatory or governmental bodies or stock exchanges having jurisdiction over Apollo’s affairs or as may be required from time to time under the Applicable Securities Laws, including without limitation to the TSX and the AMEX.

9.9	This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and Apollo will be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement, and acceptance by Apollo of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and Apollo as if Apollo had accepted the Agreement originally executed by the Subscriber.

SCHEDULE “B”
ONTARIO ACCREDITED INVESTOR CERTIFICATE
The Subscriber or the disclosed principal, as the case may be, hereby represents, warrants and certifies (by completing and signing this certificate below) on its own behalf or, if applicable on behalf of those for whom the Subscriber is contracting hereunder, to Apollo and its counsel (which representations, warranties and certifications shall survive the Closing) and acknowledges that Apollo and its counsel are relying thereon that the Subscriber, or, if applicable, its disclosed principal, is a resident of or otherwise subject to the securities legislation of Ontario, the Subscriber or such disclosed principal is an “accredited investor”, as such term is defined in OSC Rule 45-501 and, as at the time the subscription is accepted by Apollo, the Subscriber or the disclosed principal, as the case may be, will fall within one or more of the following categories (Please check and initial one or more, as applicable):

☒ JN	(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

☐	(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);

☐	(c)	a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

☐	(d)	a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

☐	(e)	a company licensed to do business as an insurance company in any jurisdiction;

☐	(f)	a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the person or company owns all of the voting shares of the subsidiary entity;

☐	(g)	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

☐	(h)	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

☐	(i)	a Canadian municipality or any Canadian provincial or territorial capital city;

☐	(j)	a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

☐	(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

☐	(l)	a registered charity under the Income Tax Act (Canada);

☐	(m)	an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$1,000,000;

☐	(n)	an individual whose net income before taxes exceeded C$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

☐	(o)	an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual’s registration is still in effect;

☐	(p)	a promoter of Apollo or an affiliated entity of a promoter of Apollo;

☐	(q)	a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of Apollo;

☐	(r)	a person or company that, in relation to Apollo, is an affiliated entity or a person or company referred to clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario) (control person);

☐	(s)	a company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least C$5,000,000 as reflected in its most recently prepared financial statements;

☐	(t)	a person or company that is recognized by the Ontario Securities Commission as an accredited investor; (Note: A discretionary order is required from the Ontario Securities Commission)

☐	(u)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

☐	(v)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director (as defined in the Securities Act (Ontario)) or, if it has ceased distribution of its securities, has previously distributed securities in this manner;

☐	(w)	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

☐	(x)	an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

☐	(y)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraph (a) through (g) and paragraph (k) in form and function; or

☐	(z)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.
As used in this Schedule “B”, the following terms have the following meanings:
“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization.
“control person” means any person, company or combination of persons or companies holding a sufficient number of any securities of an issuer to affect materially the control of that issuer, but any holding of any person, company or combination of persons or companies holding more than 20 per cent of the outstanding voting securities of an issuer, in the absence of evidence to the contrary, shall be deemed to affect materially the control of that issuer.
“director” where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company.
“entity” means a company, syndicate, partnership, trust or unincorporated organization.
“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario).
“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada.
“fully managed account” means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction.
“individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative.

“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction.
“mutual fund” includes (i) an issuer, (x) whose primary purpose is to invest money provided by its securityholders, and (y) whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer, or (ii) an issuer or a class of issuers that is designated as a mutual fund by an order of the Ontario Securities Commission in the case of a single issuer or otherwise in a regulation which is made for the purposes of the definition of “mutual fund” under the Securities Act (Ontario), but does not include an issuer or a class of issuer that is designated not to be a mutual fund by an order of the Ontario Securities Commission in the case of a single issuer or otherwise in a regulation which is made for the purposes of the definition of “mutual fund” under the Securities Act (Ontario).
“non-redeemable investment fund” means an issuer
(a)	where contributions of security holders are pooled for investment;

(b)	where security holders do not have day-to-day control over the management and investment decisions of the issuer, whether or not they have the right to be consulted or to give directions; and

(c)	whose securities do not entitle the security holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of the issuer.
“offering memorandum” means a document, together with any amendments to that document, purporting to describe the business and affairs of an issuer that has been prepared primarily for delivery to and review by a prospective purchaser so as to assist the prospective purchaser to make an investment decision in respect of securities being sold in a distribution to which section 53 of the Securities Act (Ontario) would apply but for the availability of one or more exemptions contained in Ontario securities laws, but does not include a document setting out current information about an issuer for the benefit of a prospective purchaser familiar with the issuer through prior investment or business contacts.
“officer” means the chair, any vice-chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer of a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of an issuer.
“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative.
“portfolio adviser” means (a) a portfolio manager, or (b) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers’ Association of Canada referred to in that subsection.
“portfolio manager” means an adviser registered for the purpose of managing the investment portfolio of clients through discretionary authority granted by the clients.
“promoter” means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of an issuer, or (b) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of an issuer, directly or indirectly, received in consideration of services or property, or both services and property, 10 per cent or more of any class of securities of the issuer or 10 per cent or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing, or substantially reorganizing the business.

“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.
“spouse”, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.
Interpretation
In this Schedule “B”, a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.
In this Schedule “B”, a person or company is considered to be controlled by a person or company if
(a)	in the case of a person or company,
(i)	voting securities of the first mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

(ii)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;
(b)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

(c)	in the case of a limited partnership, the general partner is the second-mentioned person or company.
In this Schedule “B”, a person or company is considered to be a subsidiary entity of another person or company if
(a)	it is controlled by,
(i)	that other, or

(ii)	that other and one or more persons or companies each of which is controlled by that other, or

(iii)	two or more persons or companies, each of which is controlled by that other; or
(b)	it is a subsidiary entity of a person or company that is the other’s subsidiary entity.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 30th day of June, 2005.

BMO NESBITT BURNS INC.
By:	/s/ Jason Neal
Signature

Director, Mining Investment & Corporate Banking
Title

B-4